Exhibit 99.1
2005 Management Incentive Plan

THE YANKEE CANDLE COMPANY, INC.

MANAGEMENT INCENTIVE PLAN

For the 2005 Fiscal Year
For Participants of the Executive Compensation Plan

Overview

The Yankee Candle Company, Inc. (“Yankee” or the “Company”) believes in providing financial incentives to management employees who have significant responsibility for sales, profit and operations. Pursuant to this philosophy, Yankee has established a Management Incentive Plan (“The Plan”) for the 2005 fiscal year in order to meet the following objectives:

•	Maintain a competitive total compensation program which motivates and rewards high levels of performance.

•	Recognize and reward efforts and contributions made to the Company’s success.

•	Recognize and reward the achievement of team and/or individual goals.

•	Recognize and reward the achievement of the Company’s overall goals.

Administration

The Plan is administered by the Company’s Salary Committee. Any amendment, exception, interpretation, etc. must be approved in writing by the Salary Committee and the Compensation Committee of the Board of Directors. The current Salary Committee members are:

Craig W. Rydin	Chairman and Chief Executive Officer
Robert R. Spellman	Senior Vice President and Chief Financial Officer
Martha S. LaCroix	Senior Vice President, Human Resources
Christopher J. Delello	Director, Benefits and Compensation

The Plan and Company financial objective(s) are established at the beginning of the fiscal year and provided to participants after approval by the Compensation Committee of the Board of Directors in its sole discretion. Key Performance Objectives, if any, are established by the Salary Committee, in its sole discretion.

Each participant will have an assigned incentive award target equal to a specific percentage of salary during the fiscal year. For this purpose, salary is defined as actual base pay paid by the Company to the participant during the fiscal year. Each participant will be informed of his or her percentage, which is generally assigned based on the individual’s job classification, responsibilities and market practice, but is in all instances subject to the discretion of the Salary Committee.

Incentive payments will be calculated based on actual results achieved compared to objective(s) for fiscal 2005. The Company intends that incentive payments for fiscal 2005 will be paid by March 31, 2006.

Being a participant in the Plan is not a contract for, nor offer of employment for any particular time period, nor any other agreement on the part of management of the Company for such employment and shall in no event alter the “at will” nature of employment with the Company.

The Plan is subject to applicable Government and economic controls in effect during its operation; therefore, payments may be subject to limitations.

Yankee reserves the right to amend, modify and/or discontinue The Plan in whole or in part at any time and for any reason with or without notice to the participants.

Eligibility

The Salary Committee is responsible in its sole discretion for identifying and approving positions eligible to participate. Eligibility is subject to the following additional criteria:

•	Active employment in an eligible position during fiscal 2005; and the employee must be actively employed by the Company through the last day of fiscal 2005.

•	Employees who transfer into or out of an eligible position during the fiscal year will receive a prorated incentive award based on the number of days of active employment in an eligible position.

•	Employees who are hired into an eligible position during the fiscal year will receive a prorated incentive award based on the number of days of active employment in the eligible position.

•	Employees who cease employment due to death or permanent disability will receive a prorated incentive award based on the number of days of active employment in an eligible position.

•	Incentive awards are not vested. Notwithstanding anything to the contrary contained herein, employees whose employment is terminated, voluntarily or involuntarily, for any reason other than permanent disability or death prior to the end of the fiscal year are not eligible to receive an award.

•	Employees whose employment is terminated “for cause” prior to payment of the 2005 fiscal year incentive are not eligible. For purposes of this plan, the term “Cause” shall include any of the following events:

(a)	Gross negligence, willful failure to perform or willful malfeasance in performance of the employee’s duties and responsibilities, including those referenced hereunder;

(b)	Conviction of a felony or of a lesser crime involving moral turpitude or acts of dishonesty;

(c)	Breach of a fiduciary duty of loyalty to the Company or the diversion by the employee of any corporate assets, commitments, service or opportunities for his or her personal gain;

(d)	Fraud, misrepresentation, theft or embezzlement of Company assets or the intentional violation of law or Company policy;

(e)	Insubordination or willful failure to follow reasonable instructions from supervisors; or

(f)	Other conduct that is materially harmful to the business, interests or reputation of the Company.

Fiscal 2005 Provisions

The Compensation Committee will establish the Company’s performance objectives, including the diluted earnings per share and business unit segment profit objectives, at the beginning of the fiscal year in its discretion. All references to “diluted earnings per share” shall refer to diluted earnings per share for the 2005 fiscal year as reported by the Company without giving effect to any impact on such diluted earnings per share resulting from any repurchase by the Company in 2005 of any shares of its common stock. All references to “business unit segment profit” shall mean the segment profit (profit of the applicable business unit before allocation of General and Administrative expenses) as reported by the Company with respect to the Retail and Wholesale business units.

For fiscal 2005, your incentive award will be tied to the following performance categories:

•	The Company’s diluted earnings per share for fiscal 2005 (the “Company Portion”).

•	Your assigned business unit segment profit, if applicable (the “Business Unit Portion”).

•	An assessment of your individual performance and key performance objective(s) (the “Individual Portion”)

1.	The Company Portion: Attainment of Diluted Earnings Per Share Objective

Performance under the Company Portion of the incentive objective will determine an initial award level under the Plan. This initial award level will vary between 0 and 200% of a participant’s target award, based upon a performance range and a range of corresponding award levels pre-approved by the Compensation Committee.

If actual results for the Company Portion of the incentive objective fall below the pre-approved diluted earnings per share minimum threshold as established by the Compensation Committee with respect to fiscal 2005 the initial award and final award will be zero for all participants, and no other performance factors will be considered .

2.	The Business Unit Portion (Segment Profit Performance Modifier, if applicable):

The initial award level determined under the Company Portion may be modified based on performance under the Business Unit Portion of the incentive objective. The initial award level will be multiplied by a factor based on the actual business unit segment profit attained by the Company for fiscal 2005. This factor will range from .25 to 1.50 based upon a performance range and range of corresponding modifiers pre-approved by the Compensation Committee.

If actual segment profit falls below the pre-approved segment profit minimum threshold as established by the Compensation Committee with respect to fiscal 2005, the modifier factor will be zero, and participants will therefore earn no bonus for the year .

3.	The Individual Portion (Individual Performance and Key Performance Objective Modifier):

The award level determined as a result of the Company Portion of the incentive objective, modified by the Segment Profit Performance factor, if applicable, may be further modified based on individual performance. An assessment of the participant’s Key Performance Objectives combined with an overall assessment of the participant’s individual contributions and performance will result in a factor, ranging from -50% to + 25% that will be used to multiply the award determined above in order to calculate the participant’s Final Incentive Award for fiscal 2005. The Individual Performance and Key Performance Objective Modifier will be determined by the Salary Committee of Yankee Candle, with input from the participant’s Manager and Department Head.

The Compensation Committee and/or Salary Committee has discretion to modify all or any portion of any award as it deems necessary or appropriate.